Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Radiant Logistics, Inc. of our report dated September 26, 2012, on our audits of the consolidated balance sheets of Radiant Logistics Inc. as of June 30, 2012 and 2011, and the related consolidated statements of income (operations), stockholders’ equity, and cash flows for the years then ended.

/s/ PETERSON SULLIVAN LLP

Seattle, Washington

August 16, 2013